UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2013

Commission File Number: 000-53311

Jayhawk Energy, Inc.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	20-0990109 (I.R.S. Employer Identification No.)

611 E. Sherman Ave., Coeur d’Alene, Idaho 83814

(Address of principal executive offices) (Zip Code)

208-667-1328

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 7, 2012, Gross Capital, Inc. (“Gross”) filed suit against the Company (Civil Action No. 4:12-cv-00714) in the United States District Court for the Southern District of Texas, Houston Division (the “Gross Lawsuit”) alleging breach of provisions of two contracts entered into between the Company and Gross. The Gross lawsuit requested monetary relief in excess of $132,000.00 plus attorneys, fees, interest and costs.  Prior to the filing of the Gross Lawsuit the Company had offered to settle the dispute for $42,000.00.

On July 16, 2013, the Company and Gross entered into a Mediated Settlement Agreement (the “Agreement”).  Under the terms of the Agreement, the Company has agreed to pay a total of $60,000 (the “Settlement Amount”) in four monthly installments of $15,000 each.  The first payment of the Settlement Amount is due July 19, 2013 with each additional payment due on the 19th day of each successive month with the final payment being due October 19, 2013.  Upon the full payment of the Settlement Amount, the Gross Lawsuit will be dismissed with prejudice..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JayHawk Energy, Inc.

Date: July 18, 2013	By:	/s/ Kelly J. Stopher
Name: Kelly J. Stopher Title: CFO, CEO, President